UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 24, 2014

ROGERS CORPORATION

(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188

(Address of Principal Executive Offices and Zip Code)

(860) 774-9605

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Deferred Compensation Plan

On June 24, 2014, Rogers Corporation adopted the Rogers Corporation Deferred Compensation Plan (the “Plan”), which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference. The following summary of this settlement agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.1.

The Plan allows a select group of management and highly compensated employees to defer up to 50% of salary and 100% of their bonus. The Plan also permits Rogers Corporation to make discretionary company contributions on such terms and conditions as it deems appropriate from time to time. Deferred amounts will be adjusted based on the rate of return of one or more investment funds designated by participating employees from a group of approved funds. Participating employees are permitted to designate when deferred amounts will be paid consistent with the rules applicable to nonqualified deferred compensation plans under Section 409A of the Internal Revenue Code. Deferred amounts will continue for all purposes to be a part of the general funds of Rogers Corporation and the participants will be general creditors of Rogers Corporation with respect to amounts payable under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number Document Description

10.1 Rogers Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

By: /s/ Terrence W. Mahoney

Terrence W. Mahoney

Vice President & General Counsel

Date: June 26, 2014